Exhibit 99.1

Certification of CEO

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Gateway, Inc., a Delaware corporation (“Gateway”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 10-K for the year ended December 31, 2002 (the “Form 10-K”) of Gateway fully complies with the financial requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Gateway.

Dated: April 15, 2003	By:	/s/ THEODORE W. WAITT
Theodore W. Waitt
Chairman & Chief Executive Officer